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                                                                    Exhibit 23.1


                              Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-33954 and 333-96307) dated April 4, 2000 and February 7, 2000, respectively of N2H2, Inc., of our report dated November 5, 2001 relating to the consolidated financial statements and financial statement schedules, which appear in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington
December 21, 2001